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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ULTRAK, INC.
(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11(c)(2).
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ANY VOTE PREVIOUSLY CAST IN FAVOR OF THE MATTERS TO BE VOTED UPON AT THE SPECIAL MEETING OF STOCKHOLDERS SHALL NOT BE COUNTED. IN ORDER TO VOTE IN FAVOR OF SUCH MATTERS, YOU MUST COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED REVISED PROXY CARD TO THE COMPANY OR VOTE BY TELEPHONE.

SUPPLEMENT
DATED DECEMBER 6, 2002
TO
ULTRAK, INC.
PROXY STATEMENT

Introduction

        This Supplement is provided for the purpose of supplementing the Proxy Statement dated November 27, 2002 (the "Proxy Statement") of Ultrak, Inc., a Delaware corporation ("Ultrak" or the "Company").

        This Supplement is being furnished to the stockholders of the Company ("Stockholders") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of outstanding shares of the Company's Common Stock, par value $0.01 per share, and the Company's Series A Convertible Preferred Stock, par value $5.00 per share, for use at the Special Meeting of the Stockholders to be held at the offices of the Company at 1301 Waters Ridge Drive, Lewisville, Texas 75057 on Friday, December 20, 2002, at 10:00 a.m. (the "Special Meeting").

        As more fully described in the Proxy Statement, at the Special Meeting, Stockholders will consider and vote upon a proposal to (i) approve the sale of a substantial portion of the Company's assets pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") with Honeywell International Inc. ("Honeywell"), (ii) approve a Certificate of Amendment to the Company's Certificate of Incorporation to change the Company's name from "Ultrak, Inc." to "American Building Control, Inc.," and (iii) transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

        Even if you have already voted in a manner permitted by the Proxy Statement in favor of the matters to be voted on at the Special Meeting, your vote will not be counted. Enclosed for your convenience is a Revised Proxy Card. In order to vote in favor of the matters to be voted on at the Special Meeting, you must complete, sign, date, and promptly return the enclosed Revised Proxy Card to the Company or vote by telephone. If you have already voted against the matters to be voted on at the Special Meeting and do not wish to change your vote, you do not have to return the enclosed Revised Proxy Card or vote by telephone. If you have not already done so and wish to vote against the matters to be voted on at the Special Meeting, you must complete, sign, date, and promptly return the enclosed Revised Proxy Card to the Company or vote by telephone.

        This Supplement and the accompanying Revised Proxy Card are first being mailed to Stockholders on or about December 6, 2002. This Supplement should be read in conjunction with the Proxy Statement.

Supplemental Information

        Section 7.3(w) of the Asset Purchase Agreement required that Ultrak deliver to Honeywell executed legal non-infringement opinions in form and substance satisfactory to Honeywell from Ultrak's intellectual property counsel with respect to two patents, Patent Number 5627616 and Patent Number 4974088. Ultrak has submitted to Honeywell non-infringement opinions of Ultrak's intellectual property counsel. However, one of the non-infringement opinions is qualified due to an ongoing patent infringement suit brought by Lectrolarm Custom Systems, Inc. ("Lectrolarm") against PELCO Sales, Inc. ("Pelco") in the United States District Court for the Eastern District of California concerning allegations of infringement by Pelco of the claims of Patent Number 4974088 (the "Lectrolarm Patent"). Ultrak is not a party to this litigation. Depending on the outcome of this litigation, claims similar to those made in the litigation could be made against the intellectual property Ultrak is transferring to Honeywell pursuant to the Asset Purchase Agreement. Even though Ultrak is not a party to the litigation, the pendency of the litigation raises issues as to Ultrak's use of certain intellectual property that is covered by the qualified non-infringement opinion. Honeywell has therefore deemed this non-infringement opinion unsatisfactory.

        In order to resolve the closing condition with respect to the Lectrolarm Patent, Ultrak considered several alternatives, including negotiating a fully paid-up, assignable license with respect to the patent at issue, increasing the holdback portion of the purchase price, or decreasing the purchase price. After considering these alternatives, the Board unanimously authorized the Company to enter into a License Agreement, dated as of December 1, 2002 (the "Lectrolarm License Agreement"), with Lectrolarm pursuant to which Ultrak has obtained a license from Lectrolarm to manufacture and sell Ultrak's products that fall within one or more claims of the Lectrolarm Patent. The following is a summary of the significant provisions of the Lectrolarm License Agreement. The summary is qualified in its entirety by the terms of the Lectrolarm License Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference.

        Subject to the terms and conditions of the Lectrolarm License Agreement, Lectrolarm has granted to Ultrak a limited, personal, non-exclusive license under the Lectrolarm Patent to make, have made, use, import, sell, and offer for sale in the United States all products made by or for, used, imported, sold, or offered for sale by Ultrak that would infringe the Lectrolarm Patent but for the Lectrolarm License Agreement (the "Licensed Products") and certain components of the Licensed Products for the period beginning on December 1, 2002 (the "Effective Date") through the expiration of the Lectrolarm Patent. Within 45 days of the Effective Date, Ultrak must pay Lectrolarm $250,000 as a fully-paid up initial royalty for the license. Pursuant to the Amendment, as defined below, Ultrak is required to pay the $250,000 initial royalty to Lectrolarm by the closing of the asset sale to Honeywell pursuant to the Asset Purchase Agreement (the "Honeywell Asset Sale"). Ultrak must pay Lectrolarm an additional royalty of $400,000, $200,000 of which is payable in January 2004 and the remaining $200,000 of which is payable in March 2004. In addition, Ultrak must pay Lectrolarm a quarterly running royalty equal to 3.3% of net sales of certain pan and tilt camera domes listed in the Lectrolarm License Agreement. Under the Lectrolarm License Agreement, if Lectrolarm licenses the Lectrolarm Patent to any other licensee, then Ultrak is entitled to a royalty rate equal to 65% of the royalty rate payable by the other licensee to the extent such a royalty rate would be less than 3.3%. If at any time one or more claims of the Lectrolarm Patent is held to be invalid so that there are no infringing products, then Ultrak's obligations to make any payments under the Lectrolarm License Agreement shall be suspended. If any such holding of invalidity is reversed on appeal, then within 30 days thereafter, Ultrak must resume payments, including payment of any and all unpaid amounts that accrued during the suspension. Ultrak will have no obligation to pay any accrued amounts if such holding of invalidity is not appealed or reversed on appeal. The Lectrolarm License Agreement is fully transferable to Honeywell and its assigns without restriction and shall be assigned to Honeywell at closing.

        In connection with the Lectrolarm License Agreement and certain other closing conditions, Ultrak and Honeywell have entered into an Amendment to the Asset Purchase Agreement, dated December 6, 2002 (the "Amendment"). The following is a summary of the significant provisions of the Amendment. The summary is qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Annex B and incorporated herein by reference. Under the Amendment:

  •
  In addition to the $5,400,000 deferred portion of the purchase price for purposes of any post-closing net asset adjustment and for the purposes of settling indemnity claims against Ultrak, if any, under the Asset Purchase Agreement, an additional $2,215,000 (the "Lectrolarm Holdback") of the $36,000,000 purchase price shall be retained by Honeywell and disbursed by Honeywell to Lectrolarm pursuant to the Lectrolarm License Agreement in connection with Honeywell's sale of those products formerly sold by Ultrak and any new models of such products that are covered by the royalty obligations of the Lectrolarm License Agreement. As a result of

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    the Amendment, Honeywell will pay Ultrak $28,385,000 in cash at the closing. Any unused balance of the Lectrolarm Holdback plus interest thereon shall be paid by Honeywell to Ultrak promptly upon termination or expiration of the Lectrolarm License Agreement pursuant to its terms or after a decision by a court of competent jurisdiction that is either not timely appealed or from which no appeal can be taken holding that either: (i) the Lectrolarm Patent is invalid; or (ii) none of the products that require royalty payments under the Lectrolarm License Agreement infringe the Lectrolarm Patent.

  •
  The delivery by Ultrak to Honeywell of an executed legal non-infringement opinion in form and substance satisfactory to Honeywell in its reasonable discretion with respect to the Lectrolarm Patent is deleted as a condition to Honeywell fulfilling its obligation to consummate the Honeywell Asset Sale.
  •
  As an additional condition to Honeywell fulfilling its obligation to consummate the Honeywell Asset Sale, the executed legal non-infringement opinion of Ultrak's intellectual property counsel addressed and delivered to Honeywell with respect to Patent Number 5627616 shall not have been withdrawn, changed, or modified in a manner adverse to Honeywell.
  •
  As an additional condition to Honeywell fulfilling its obligation to consummate the Honeywell Asset Sale, (i) the business being transferred to Honeywell pursuant to the Honeywell Asset Sale (the "Business") shall have acquired a license to the Lectrolarm Patent that is in full force and effect and that is fully transferable to Honeywell and its assigns without restriction and without cost or other charge to Honeywell whatsoever; (ii) the Lectrolarm License Agreement shall be fully transferable to Honeywell and its assigns without restriction and shall be assigned to Honeywell at closing; and (iii) Ultrak and each of its subsidiaries that is a party to the Asset Purchase Agreement (the "Sellers") shall have complied with the Lectrolarm License Agreement, and the Lectrolarm License Agreement shall be in full force and effect and all required payments shall have been made thereunder through the closing, including but not limited to the $250,000 initial royalty payment.
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  The delivery by Ultrak to Honeywell of executed consents of Guy Levy ("Levy") and Bisset Technologie Systemes ("Bisset") to the termination of any existing agreements between Levy or Bisset and any Ultrak entity, and a waiver of any claims by Levy or Bisset against Honeywell, is deleted as a condition to Honeywell fulfilling its obligation to consummate the Honeywell Asset Sale.
  •
  Ultrak shall bear and pay all of the legal fees and expenses of counsel incurred in connection with certain litigation brought by Ultrak under the caption Ultrak, Inc. v. Visual Security Technology Pty Limited and Christopher Davies, filed on September 16, 2002 in United States District Court for the District of Nevada through the closing of the Honeywell Asset Sale. Honeywell shall bear and pay all such fees and expenses of counsel incurred after the closing in connection with this litigation. Prior to closing, Ultrak cannot enter into any settlement, judgment, or other resolution with respect to this litigation without Honeywell's prior written consent.
  •
  Honeywell has confirmed to Ultrak that, to Honeywell's knowledge, the Sellers are in compliance with the LeeMAH Operating Targets, as defined in the Asset Purchase Agreement, prior to the date of the Amendment, other than the requirement that as of the closing, Ultrak shall have an inventory of finished manufactured products, as listed in the Asset Purchase Agreement (the "Manufactured Products"), equal to (i) the Sellers' unfilled customer sales or purchase orders for the Manufactured Products and (ii) two weeks of excess inventory for the Manufactured Products (the "LeeMAH Requirement"). In addition, pursuant to the Amendment, the LeeMAH Requirement has been deleted from the definition of LeeMAH Operating Targets and replaced with the requirement that between the date of the Amendment and closing, Ultrak shall sustain a production rate of Manufactured Products at a rate in excess

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    of the order input rate during such period. The Sellers acknowledge and agree that they are and will continue to use their best efforts to remain in compliance with the LeeMAH Operating Targets through the closing.

  •
  Except as expressly amended in the Amendment, the Asset Purchase Agreement, as previously amended, shall continue to be, and shall remain, in full force and effect.

        As a result of the Amendment, Ultrak currently estimates that the Honeywell Asset Sale will generate cash proceeds to Ultrak of approximately $26,885,000, before giving effect to any purchase price adjustment, not including the $5,400,000 purchase price holdback (which Ultrak ultimately expects to receive), the $2,215,000 purchase price holdback pursuant to the Lectrolarm License Agreement, and after Ultrak's estimated transaction costs of $1,500,000. Ultrak's estimates of these proceeds are as follows:

Cash purchase price	$36,000,000
Less: Indemnity and purchase price adjustment holdback	(5,400,000)
Less: Lectrolarm License Agreement holdback amount	(2,215,000)
Less: Estimated transaction costs and expenses	(1,500,000)
Estimated net cash proceeds from the Honeywell Asset Sale	$26,885,000

        Honeywell entered into voting agreements (the "Voting Agreement") with Niklaus F. Zenger, Myriam Hernandez (the spouse of Niklaus F. Zenger), George K. Broady, and Victoria & Eagle Strategic Fund (the "Consenting Stockholders"), pursuant to which they have agreed to and are required to vote all of their shares of Ultrak's common stock and/or preferred stock beneficially owned by them in favor of the Honeywell Asset Sale. By letter agreement dated December 5, 2002, each Consenting Stockholder acknowledges and agrees that such Consenting Stockholder's shares are and continue to be subject to the Voting Agreement and that all references to the Asset Purchase Agreement in the Voting Agreement shall mean the Asset Purchase Agreement as amended to date, including the Amendment. Except as expressly amended therein, the Voting Agreement shall continue to be, and shall remain, in full force and effect. A copy of the letter agreement is attached hereto as Annex C and incorporated herein by reference.

        The Board has carefully reviewed and considered the terms of the Lectrolarm License Agreement and the Amendment as well as the Honeywell Asset Sale. Based on its review, the Board has unanimously determined that the Lectrolarm License Agreement, the Amendment and the Honeywell Asset Sale are fair to, and in the best interests of, the Company and its stockholders and unanimously recommends that stockholders vote for the proposed transaction with Honeywell and the name change by marking the enclosed Revised Proxy Card "FOR" each proposal and returning the Revised Proxy Card in a manner permitted by the Proxy Statement.

Voting Procedures

        Enclosed for your convenience is a Revised Proxy Card. Even if you have already voted in favor of the prosposals in a manner permitted by the Proxy Statement, your vote will not be counted. In order for your vote to be counted for purposes of approving the Honeywell Asset Sale and the name change, you must complete, sign, date, and promptly return the enclosed Revised Proxy Card in a manner permitted by the Proxy Statement to Ultrak, Inc., 1301 Waters Drive, Lewisville, Texas 75057 Attn: Secretary, Telecopy: 972-353-6750, or vote by telephone by calling 1-800-435-6710 prior to the time voting is declared closed, or by attending the Special Meeting and voting in person. Please complete, sign, date, and promptly return the enclosed Revised Proxy Card to the Company in a manner permitted by the Proxy Statement or vote by telephone.

        ANY PROXY PREVIOUSLY GRANTED IN FAVOR OF THE PROPOSALS BY A STOCKHOLDER PURSUANT TO THE PROXY STATEMENT WILL BE, WITHOUT FURTHER ACTION, REVOKED.

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Annex A

AMENDED LICENSE AGREEMENT

        This is an agreement ("Agreement") dated and effective as of the 1st day of December 2002 ("Effective Date") by and between Lectrolarm Custom Systems, Inc. with offices located at 3120 Summer Avenue, Memphis, Tennessee 38112 ("Lectrolarm") and Ultrak, Inc. with offices located at 1301 Waters Ridge Drive, Lewisville, Texas 75057 ("Ultrak").

RECITALS

        WHEREAS Lectrolarm is the owner of all rights, title and interest in U.S. Patent No. 4,974,088 entitled "Remote Control Apparatus for a Rotating Television Camera Base" which involves a programmable camera base remote control technology that is extensively used in surveillance, video-conferencing and pan/tilt/zoom camera control systems ("'088 Patent");

        WHEREAS Ultrak is engaged in the manufacture and selling of remote camera technology that involve pan and tilt cameras that pre-set tours;

        WHEREAS Lectrolarm is currently involved in a patent infringement court proceeding in the U.S. District Court for the Eastern District of California (CIV F-01-6171 OWW DLB) against PELCO Sales, Inc. ("PELCO") concerning allegations of infringement by PELCO of the claims of the '088 Patent; and

        WHEREAS Ultrak is interested in obtaining a license from Lectrolarm to manufacture and sell its products that fall within one or more claims of the '088 Patent, and Lectrolarm is desirous of granting Ultrak a license under the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to be bound as follows:

ARTICLE 1—DEFINITIONS

        The following terms shall have the meanings set forth below.

        1.1  "Affiliate" is any entity that directly or indirectly controls, is controlled by, or is under common control with a Party, and for such purpose "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise. The term affiliate shall not now or in the future directly or indirectly include Pelco, Sony, Sensormatic (or Tyco), Kalatel and/or Vicon or any affiliate, subsidiary, parent or partner of Pelco, Sony, Sensormatic (or Tyco), Kalatel, or Vicon.

        1.2  "Calendar Quarter" is the usual and customary calendar quarter, used for internal accounting purposes, of three (3) calendar months.

        1.3  The term "infringement" shall also include contributory infringement and/or inducement to infringe.

        1.4  "Initial Royalty" shall have the meaning as set forth in Section 3.1 below.

        1.5  "Licensed Products" means all products made by or for, used, imported, sold or offered for sale by Ultrak that would infringe the '088 Patent but for the License, including but not limited to Dome Products.

        1.6  "Dome Products" means the pan and tilt camera domes, which incorporate a memory, which products are listed in Exhibit A.

        1.7  "Net Sales" means the invoice price (or if no invoice, the price reflected in other transactional documentation) on sales by Ultrak or its Affiliates of Dome Products to a third party, less the following amounts: (a) credits or allowances actually granted upon claims, discounts or returns, (b) freight and insurance charges paid for delivery, and (c) taxes or other governmental charges levied on or measured by the invoiced amount whether absorbed by the billing or the billed party.

        1.8  "Notify" or "Notice" shall have the meaning as set forth in Section 11.2 of this Agreement.

        1.9  "Parties" or "Party" as used in this Agreement means Lectrolarm and Ultrak.

        1.10 "U.S. Patent No. 4,974,088" or "the '088 Patent" means U.S. Patent No. 4,974,088 and any patent applications, re-issues, renewals, substitutions, re-examinations, extensions, divisionals or continuations filed or pending in the U.S. Patent & Trademark Office which claim priority to U.S. Patent No. 4,974,088, and all foreign counterparts thereof.

        1.11 "Royalty" shall mean the Initial Royalty, Additional Royalty and the Running Royalty.

        1.12 "Royalty Bearing Components" means the components of the Licensed Products, or any other components that involve pan and tilt video camera systems that have pre-set tours (presently existing or introduced in the future).

        1.13 "Running Royalty" shall have the meaning as set forth in Section 3.3 of this Agreement.

        1.14 "Term" shall have the meaning as set forth in Section 2.5 of this Agreement.

        1.15 [intentionally omitted]

        1.16 "License" shall mean the License granted under the terms of this Agreement.

ARTICLE 2—LECTROLARM LICENSE GRANT

        2.1    License.    Subject to the terms and conditions of this Agreement, Lectrolarm grants to Ultrak a limited personal non-exclusive license under the '088 Patent to make, have made, use, import, sell, and offer for sale, in the United States, the Licensed Products and Royalty Bearing Components for the Term. The License extends to all distributors, resellers and Affiliates of Ultrak. This License shall commence on the Effective Date. No license shall be directly or indirectly provided hereby to Pelco, Vicon, Sensormatic (or Tyco) or Kalatel.

        2.2    Royalty.    The License as set forth in Section 2.1 shall be subject to a Running Royalty as defined in Section 3.4 below, payable until the end of the Term. Any Royalty obligations due and owing at the expiration or termination of the license shall remain due and payable in accordance with the payment provisions of Article 3 below.

        2.3    Marking.    Ultrak agrees, as soon as is practicable, to mark its Licensed Products and Royalty Bearing components and related literature and packaging with the following: "Sold under License U.S. Patent No. 4,974,088." Ultrak agrees to modify the above-noted patent marking to add the patent numbers of any additional U.S. patents which may be issued to Lectrolarm from any continuation applications, reissue applications, divisional or reexaminations of the '088 Patent which become licensed to Ultrak pursuant to the License.

        2.4    No Sublicensing.    Except as specifically set forth in this Agreement, the rights licensed in this Agreement may not be sublicensed by Ultrak.

        2.5    Term.    The Term of this Agreement and the license set forth in Section 2.1 shall commence on the Effective Date and expire on the latest expiration date of the '088 Patent, as defined herein.

ARTICLE 3—ROYALTY PAYMENTS

        3.1    Initial Royalty.    Ultrak shall pay Lectrolarm six hundred and fifty thousand U.S. Dollars ($650,000) as a fully paid-up Initial Royalty for the license granted in Article 2 above. The Initial Royalty shall cover, include and extinguish any and all royalties for Net Sales of Licensed Products and Royalty Bearing Components made prior to the Effective Date of this Agreement. Two hundred and fifty thousand U.S. Dollars ($250,000) of this initial royalty shall be payable within forty five (45) days of the Effective Date and the remaining four hundred thousand U.S. Dollars ($400,000) of this Initial Royalty shall be payable in two equal installments, the first by January 15, 2004 and the second by March 15, 2004.

        3.2  [intentionally omitted]

        3.3    Quarterly Running Royalty.    In further consideration for the License granted herein, Ultrak shall pay Lectrolarm a Running Royalty. The quarterly Running Royalty shall accrue from and after the Effective Date but the first payment thereof shall be due on or before March 15, 2004. The first quarterly payment of the Running Royalty shall cover all sales of the Licensed Products and the Royalty Bearing components starting from Effective Date up to December 31, 2003 and shall be calculated according to the Running Royalty Rate. Subsequent Calendar Quarter Running Royalty payments shall be paid on the last day of the calendar month following the end of the Calendar Quarter.

        3.4    Running Royalty Rate.    The commercially reasonable rate for the Running Royalty is ordinarily five percent (5%) of Net Sales of the Licensed Products and the Royalty Bearing Components. Because Ultrak is the first licensee to the '088 Patent and has agreed to willingly take a license, the Running Royalty is discounted to be equal to three point three percent (3.3%) of Net Sales of the Dome Products.

        3.5    Minimum Royalty Payments.    Ultrak shall not have any minimum royalty obligations under this Agreement.

        3.6    Place for Payment.    All Royalty payments shall be made in U.S. dollars by Ultrak to Lectrolarm at 3120 Summer Avenue, Memphis, Tennessee 38112 or to such other address as Lectrolarm shall designate in its discretion.

        3.7    Late Payments.    The Running Royalty quarterly payments shall be due on the last day of the calendar month for the preceding Calendar Quarter. In the event that Ultrak is delinquent on its Initial Payment or Running Royalty payment after thirty (30) days, then Ultrak shall pay a late payment fee of one and one-half percent (1 1/2%) per month, and upon Ultrak's continued failure to make the required payment, after Lectrolarm giving sixty (60) days written notice to Lectrolarm shall have the right to immediately terminate this Agreement and license. Ultrak's royalty obligations owed up to such terminations shall survive any termination.

        3.8    Royalty Payment Suspension.    If at any time one or more claims of the '088 patent is held to be invalid so that there are no infringing products, then Ultrak's obligations to make any payments under this agreement shall be suspended. If any such holding of invalidity is reversed on appeal, then within 30 days, Ultrak shall resume payments including payment of any and all accrued amounts during the suspension. Ultrak shall have no obligation to pay any accrued amounts if such holding of invalidity is not appealed or reversed on appeal.

ARTICLE 4—MOST FAVORED LICENSEE

        4.1  During the Term, Lectrolarm shall offer to Ultrak 65% of the royalty rate that Lectrolarm licenses the '088 Patent to any other Licensee. The new royalty rate shall be available to Ultrak on a go-forward basis commencing on the date that Lectrolarm notifies Ultrak of the lower royalty rate it has granted to any other Licensee. In no event shall the terms of this Section apply to reduce royalty rates granted to Lectrolarm's licensees, other than Ultrak.

ARTICLE 5—ULTRAK RECORD KEEPING AND REPORTS

        5.1  Ultrak shall keep accurate books and records of the Net Sales of the Licensed Products and Royalty Bearing Components, and all payments due Lectrolarm hereunder. Ultrak shall deliver to Lectrolarm written reports of Net Sales of Dome Products and during the preceding Calendar Quarter on or before the thirtieth (30th) day following the end of each Calendar Quarter ("Royalty Reports".

Such Royalty Reports shall include a summary of the Dome Products sold and revenue received for the relevant time period.

        5.2  Lectrolarm shall have the right at its own expense on an annual basis, after providing seven (7) days advance Notice to Ultrak, to have access to Ultrak's books and records during reasonable business hours for the sole purpose of auditing the Royalty Reports (and supporting books and records) or verifying Royalties payable as provided for in this Agreement. During the inspection, Lectrolarm shall solicit or receive only information relating to the accuracy of the Royalty Report and the Royalty payments made according to this Agreement. Ultrak shall be entitled to withhold approval of said accountant unless the accountant agrees to sign a commercially reasonable confidentiality agreement with Ultrak which will obligate such accountant to hold the information it received from Ultrak in confidence except for information necessary for disclosure for Lectrolarm to establish the accuracy of the Royalty Reports and/or Royalty payments. In the event that such an audit reveals Royalties due and owed in Lectrolarm's favor by more than ten percent (10%) of Royalties paid, Ultrak shall promptly reimburse Lectrolarm for the audit expenses and such Royalties owed.

ARTICLE 6—MUTUAL RELEASE AND COVENANT NOT TO SUE

        6.1  In consideration of the payments, covenants and releases described herein, Lectrolarm hereby releases Ultrak from any and all manner of action or actions, cause or causes of action, claims for damages, suits, debts, attorneys' fees, damages, sums of money or claims of any type whatsoever, relating to the '088 Patent which existed or may have existed on or before the Effective Date, including but not limited to all claims for patent infringement.

        6.2  In consideration of the covenants and releases described herein, Ultrak hereby releases and forever discharges Lectrolarm and its Affiliates from any and all manner of action or actions, cause or causes of action, claims for damages, suits, debts, attorneys' fees, damages, sums of money or claims of any type whatsoever, whether know or unknown, relating to the '088 Patent which existed or may have existed on or before the Effective Date.

        6.3  Subject to the terms and conditions of this Agreement, Ultrak, on behalf of itself and its Affiliates, covenants and agrees not to:

          (i)    initiate, engage or assist in any proceeding, to invalidate or render unenforceable any claim of the '088 Patent;

          (ii)  aid, participate with, collaborate with or assist any other person or entity in that person's or entity's proceeding to invalidate or render unenforceable any claim of the '088 Patent, except as required by court order or subpoena.

        6.4  If Ultrak breaches the provisions of Section 6.3, Lectrolarm shall have the right to terminate the License granted under this Agreement.

        6.5  Ultrak, on behalf of itself and its Affiliates, stipulates and acknowledges that the '088 is valid and enforceable.

ARTICLE 7—TERMINATION

        7.1  Except as set forth in Section 3.8 of this Agreement, Ultrak or Lectrolarm may terminate this Agreement upon ninety (90) days prior written notice of any material breach or default of the other Party of any material provision of this Agreement. Such written notice shall be sent to the other party in accordance with Section 11.2. Termination shall become effective at the end of the ninety (90) days period unless during such period the party alleged to be in breach or default cures the breach or default. This Agreement will remain in full force and effect during any ninety (90) days cure period.

ARTICLE 8—WARRANTIES AND REPRESENTATIONS

        8.1    Lectrolarm.    The License provided herein is provided to Ultrak "AS IS" without warranty of any kind LECTROLARM HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED

WARRANTIES INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR NON-INFRINGEMENT.

        8.2    Ultrak.

          (a)  Ultrak represents and warrants that, since January 1, 1995, to the best of its ability, it has fully accounted to Lectrolarm for all sales and manufacturing of the Licensed Products and Royalty Bearing Components made by Ultrak, its Affiliates or any third parties that have manufactured or sold Licensed Products or Royalty Bearing Components by or on behalf of Ultrak. Ultrak further represents and warrants that the list of Dome Products set forth in Exhibit A accurately reflects a complete list of the current Ultrak products falling within the definition of Dome Products. Ultrak shall promptly update Exhibit A during the Term upon the occurrence of any material changes to its Dome Products, and shall promptly Notify Lectrolarm of any such changes.

          (b)  Ultrak also represents that from January 1, 1995 through the Effective Date (i) its sales of Licensed Products and Royalty Bearing Components have been approximately twenty-six million U.S. Dollars ($26,000,000) and (ii) Ultrak sales of its Dome Products are approximately 93% of Ultrak's total sales of the Licensed Products.

ARTICLE 9—INDEMNIFICATION

        9.1  Ultrak hereby indemnifies Lectrolarm and its Affiliates from and against any losses, damages, fines, penalties, costs, assessments, awards, and legal expenses, including attorney's fees, that arise out of or result from any claims, charges, complaints, causes of actions or judgments relating to Ultrak's Licensed Products or Royalty Bearing Components or related by circumstances to the existence of this Agreement or performance under or in contemplation of it.

ARTICLE 10—CONSEQUENTIAL DAMAGES

        10.1 IN NO EVENT WILL LECTROLARM BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT WHETHER OR NOT LECTROLARM HAD KNOWLEDGE OF ANY SUCH CLAIM IN ADVANCE.

ARTICLE 11—MISCELLANEOUS

        11.1 Nothing in this Agreement shall be deemed or construed as an admission of liability by either Party with respect to any of the claims or counterclaims in the Lawsuit.

        11.2    Notices.    All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, one day after delivery to a nationally recognized overnight delivery service, charges prepaid, three days after sent by registered or certified mail, postage prepaid, or when receipt is confirmed if by facsimile or other telegraphic means:
In the case of Lectrolarm:

  Lectrolarm, Inc.
  3120 Summer Avenue
  Memphis, Tennessee 38112
   Facsimile: 901-327-4192

With a copy to:

  Gary M. Hoffman, Esq.
  Dickstein Shapiro Morin & Oshinsky, LLP
  2101 L Street, NW
  Washington, D.C. 20037
   Facsimile: 202-887-0689

In the case of Ultrak:

  Ultrak, Inc.
  Attn: General Counsel
  1301 Waters Ridge Drive
  Lewisville, Texas 75057
   Facsimile: 972-353-6492

With a copy to:

  George R. Schultz
  Schultz & Associates, P.C.
  One Lincoln Centre
  5400 LBJ Freeway, Suite 525
  Dallas, Texas 75240
   Facsimile: 972-991-8910

Such addresses may be altered by written notice given in accordance with this Article 11.2.

        11.3    Assignment.    With the sale of its business, Ultrak may assign this Agreement or any rights granted hereunder upon five (5) days prior written notice to Lectrolarm. Not withstanding this provision, Ultrak may not assign this Agreement or any rights hereunder to Pelco, Sony, Sensormatic (or Tyco), Vicon, or Kalatel without the prior written consent of Lectrolarm. This Agreement shall bind and inure to the benefit of the respective Parties hereto and their successors and assigns. Lectrolarm may assign this Agreement or any rights and obligations contemplated herein upon written notice to Ultrak. Upon any such assignment, the assignee shall become subject to all of the terms and conditions of this Agreement, arising from such Agreement and Ultrak shall be released from any liability or obligation under this Agreement for any events occurring after such assignment.

        11.4    Force Majeure.    Any delays in or failures of performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God; acts, regulations or laws of any government; strikes or other concerted acts of workers; fires; floods; explosions; riots; wars; rebellions; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

        11.5    Relationship of Parties.    The Parties hereto are entering into this Agreement as independent contractors, and nothing herein is intended or shall be construed to create between the Parties a relationship of principal and agent, partners, joint venturers or employer and employee. No Party shall hold itself out to others or seek to bind or commit the other Party in any manner inconsistent with the foregoing provisions of this Article.

        11.6    Bankruptcy.    All rights and licenses granted under or pursuant to this Agreement by Lectrolarm to Ultrak are, for all purposes of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined in the Bankruptcy Code. The parties agree that Ultrak, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. If a Bankruptcy Code case is commenced by or against Lectrolarm and this Agreement is rejected as provided in the Bankruptcy Code, then Lectrolarm (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Bankruptcy Code trustee) shall take such steps as are necessary to permit Ultrak to exercise its rights under this Agreement. All rights, powers and remedies of Ultrak provided under this Article are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter exiting at law or in equity (including, without limitation, the Bankruptcy Code) in the even of any such commencement of a bankruptcy proceeding by or against Lectrolarm. Ultrak, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including the Bankruptcy Code) in such event.

        11.7    Integration.    It is the mutual desire and intent of the Parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The Parties have in this Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement and, except as provided for herein, neither Party has made any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement constitutes the entire agreement and understanding between the Parties with respect to the matters contained herein, and there are no prior oral or written promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement. The Parties may from time to time during the term of this Agreement modify any of its provisions by mutual agreement in writing.

        11.8    Other Disputes.    Issues or disputes pertaining to parties, products or processes not specifically included within the terms and provision of this Agreement are outside the scope of this Agreement.

        11.9    Headings.    The inclusion of headings in this Agreement is for convenience only and shall not affect the construction or interpretation hereof.

        11.10    Construction.    The Parties agree and acknowledge that this Agreement is the product of both parties and shall not be construed against either party.

        11.11    Governing Law.    The validity and interpretation of this Agreement and the legal relations of the Parties shall be governed by the laws of the State of New York. Any disputes arising out of this Agreement shall be finally settled before the Federal or State courts for the State of New York in New York City.

        11.12    Execution of Agreement in Counterparts.    This Agreement may be executed in two counterparts, and execution by each Party of one of such counterparts will constitute due execution of this Agreement. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

        IN WITNESS WHEREOF, the Parties hereto caused the Agreement to be duly executed by their respective authorized officers as of the day first written above.

LECTROLARM CUSTOM SYSTEMS, INC.			ULTRAK, INC.
By:	/s/ W.V. SMITH		By:	/s/ CHRIS T. SHARNG
	Its:	President		Its:	Senior Vice President and Chief Financial Officer
	Date:	December 6, 2002		Date:	December 6, 2002

EXHIBIT A

Material
KD6QW4N1	KD6 UD WTHR IX470 CLR BTM LNR 2
KD6SV1N1	KD6, KD6 PKG VICON REP, EX48 SM
KD6QR4NH	KD6 PKG IX470 NTSC RUGGEDIZE CL
KD6SD2N1	ULTRADOME IX47 DC SMK WHT TRM S
KD6QD2N4	KD6, PKG KD6 DC NTSC EX480 SMK/
KD6QB1N4	KD6, PKG KD6 BLK PEN EX480 SMK/
KD6QW1N1	KD6 UD WTHR IX470 SMK LNR 24V H
KD6SP1N1	KD6 UD IX47 NTSC PEND SMK/BLK T
KD6SW4N1	KD6 UD WTHR CLR BTM LNR IX47 24
KD6QR1NH	KD6 PKG RUG SMK W/IX470 NTSC HT
KD6SD1N1	ULTRADOME W/IX47 DRCLN TP SMBTM
KD6SD4N1	KD6 UD IX47 NTSC DC CLR DM BLK
KD6SP2N1	KD6 IX47 NTSC IND PNDT SMK WH T
KD6QR1NJ	KD6, KD6 PKG RUG IX470 NTSC SMK
KD6SW1N1	KD6 UD WTHR IX47 SMK LNR 24 V H
KD6QW4N4	KD6, PKG KD6 IX470 NTSC WX, CLR
KDZ8HPSN2	MV, KD6Z PKG 8" PENDANT SMK 24V
KD6SR1NF	KD6, KD6 PKG EX48 NTSC RUGGED S
KD6QR4N1	KD6 PKG IX470 RUGGED CLEAR NO F
KD6QD4N1	KD6 UD IX470 NTSC DR CLN CLR/BL
KD6QD2N1	KD6 UD IX470 NTSC DC SMK/WHT TR
KD6QE4NA	KD6 PKG IX470 CLR PRES NTSC 14
KD6SD4N4	KD6, KD6 PKG DC CLR/BLK EX48 NT
KD6SD2N4	KD6, KD6 PKG DC SMK/WHT IX47 NT
KD6QW1N4	KD6 PKG IX470 NTSC WX SMOKED CA
KD6QR4NG	KD6, KD6 PKG RUG EX480 NTSC CLR
KD6QD5N4	KD6 PKG IX470 DC CLR/WHT NTSC C
KD6QW4P1	KD6, KD6 PKG EX480 PAL CLR WX S
KD6SD5N1	ULTRDM FCBIX47 DC CLR DM WHTRM
KD6QR4NF	KD6, KD6 PKG IX470 RUGGED CLR W
KD6SR1NJ	KD6, KD6 PKG RUG IX47 NTSC SMK
KD6QR4NJ	KD6, KD6 PKG RUG EX480 NTSC CLR
KD6SP4N1	KD6 UD IX47 NTSC PEN CLR BLK TR
KD6QP2N4	KD6, KD6 PKG WHT PEN 480 NTSC S
KD6QR1N1	KD6, KD6 PKG RUGGEDIZED IX470 N
KD6QP2N1	KD6 UD IX470 NTSC PEND SMK/WHT
KDZ8HWTN2	MV, KD6Z PKG WEATHER DOME NTSC
KDZ8HWSN2	MV, KD6Z PKG WEATHER DOME NTSC
KD6SR4NH	KD6, KD6 PKG IX47 NTSC RUGGED C
KD6SE1NA	KD6 PKG IX47 SMK PRES NTSC 14 P
KD6QP1N1	KD6 UD IX470 NTSC PEND SMK/BLK
KD6SP1N4	KD6, KD6 PEND WHT IX47 NTSC SMK
KD6SDCN1	KD6 UD IX47 NTSC DC HLF-GLD/GLD
KD6SW4N4	KD6, KD6 PKG WX DOME EX48 CLEAR
KDZ6HD2N2	MV, KD6Z PKG 6" DC SMK/WHT 24VA
KD6QE1NA	KD6 PKG IX470 SMK PRES NTSC 14
KD6SR1NH	KD6, KD6 PKG RUGGED IX47 NTSC S
KD6QP5N1	KD6 UD IX470 NTSC PEND CLR/WHT
KD6SP2N4	KD6, KD6 PKG IX47 WHT PEND SMK/
KD6SR4N1	KD6, KD6 PKG IX47 RUGGEDIZED CL

KDZ6HD1N2	MV, KD6Z 6" DROP CEIL SMK/BLK 2
KD6SW1N4	KD6, KD6 PKG IX47 WX SMK NTSC C
KD6QD1N4	KD6, KD6 PKG DC EX480 SMOKED/BL
KD6SR1N1	KD6, KD6 PKG RUGGEDIZED EX48 NT
KD6QDCN1	KD6 IX470 NTSC DC HLF-GLD/GLD S
KD6QP1N4	KD6, KD6 PKG IX470 NTSC WHT PEN
KD6QW4NA	KD6, PKG KD6 IX470 NTSC WX, CLR
KD6QD1N1	KD6 UD IX470 NTSC DC SMK/BLK TR
KD6SR4NJ	KD6, KD6 PKG RUG EX48 NTSC CLR
KD6SD5N4	KD6, KD6 PKG DC W/EX47 NTSC CLR
KD6SP4N4	KD6, KD6 PKG PEN EX48 NTSC CLR/
KD6QW1P4	KD6, KD6 PKG WX EX480 PAL SMOKE
KD6SP5N1	KD6 IX47 NTSC PEND CLR/WH TR RN
KDZ6HD4N2	MV, KD6Z PKG 6" DROP CLR/BLK 24
KDZ6HD2N1	MV, KD6Z PKG 6" DC SMK/WHT 12VD
KD6QS4N4	KD6, KD6 PKG SOFFIT WX CLEAR EX
KDZ6HD1N1	MV, KD6Z 6" DROP CEIL SMK/BLK 1
KDZ8HPTN2	MV, KD6Z PKG 8" PENDANT CLEAR 2
KD6QDNN1	KD6, KD6 IN 9" DC TOP CAN, RUGG
KD6QS1N1	KD6, KD6 PKG SOFFIT WX SMK EX48
KDZ8HPSN1	MV, KD6Z PKG 8" PENDANT SMK 12V
KD6QW4P4	KD6, KD6 PKG CLR WX EX480 PAL C
KDZ8FWS00	MV, KD6Z PKG FXD CAMERA WX DOME
KD6QD5N1	SS4, KD6 PKG EX480 NTSC DC CLR/
KD6QR2N4	KD6, KD6 PKG RUGGED EX480 NTSC
KD6QR4N4	KD6 PKG IX470 NTSC RUGGED CLR C
KD6SDAN1	KD6 UD IX47 NTSC DC HLFGLD/BLK
KD6SD1N4	KD6, KD6 PKG DC SMK/BLK EX48 NT
KD6QE4NM	KD6, KD6 PKG PRESS EX480 NTSC C
KD6QP4N1	KD6 UD IX470 INDR PND CLRDM BLK
KDZ6HD5N2	MV, KD6Z PKG 6" DC CLR/WHT 24VA
KD6QR1N4	KD6, KD6 RUGGEDIZED IX470 NTSC
KD6QD1NM	KD6, PKG KD6 DC EX480 NTSC SMK/
KDZ8FPS00	MV, KD6Z PKG FXD CAMERA PEND DO
KDZDHPTN1	DEMO SYSTEM, KD6 EZ-SERIES CLEA
KD6QD4NM	KD6, PKG KD6 DC EX480 NTSC CLR/
KD6SP1P1	SS4, KD6 PKG IX47 PAL PEND SMK/
KD6QDAN1	KD6 UD IX47 NTSC DC HLF GLD/BLK
KD6SE4NA	KD6 PKG IX47 CLR PRES NTSC 14 P
KD6QW4NM	KD6, PKG KD6 WX EX480 NTSC CLR
KD6QW1NM	KD6, PKG KD6 WX EX480 NTSC SMK
KD6QP1NM	KD6, PKG KD6 PEN EX480 NTSC SMK
KD6SP5N4	KD6, KD6 PKG IX47 PEND CLR/WHT
KD6QD2NM	KD6, PKG KD6 DC EX480 NTSC SMK/
KD6QP4N4	KD6, KD6 PKG PEN EX480 CLEAR/BL
KD6SD1NM	KD6, PKG KD6 DC EX48 NTSC SMK/B
KD6SW4P4	KD6, KD6 PKG WX CLR EX48 PAL CA
KD6QD4N4	KD6, KD6 PKG DC W/EX480 CLR/BLK
KDZ6HD5N1	MV, KD6Z PKG 6" DC CLR/WHT 12VD
KDZ8HPTN1	MV, KD6Z PKG 8" PENDANT CLEAR 1
KD6RDEM1	DEMO, KD6 RUG NTSC NO CAMERA/CA

Annex B

AMENDMENT
to
ASSET PURCHASE AGREEMENT

        AMENDMENT (this "Amendment"), dated as of December 5, 2002, to the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of August 8, 2002, as amended by a letter agreement dated November 26, 2002, between Ultrak, Inc., a Delaware corporation ("Ultrak," and together with the entities listed on Schedule A thereto, the "Sellers"), and Honeywell International Inc., a Delaware corporation (the "Purchaser"). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

RECITAL

        WHEREAS, the parties have agreed to amend the Asset Purchase Agreement, but only upon the terms and subject to the conditions set forth below.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

        1.    Sale and Purchase of the Purchased Assets.

        Section 1.1(a) of the Asset Purchase Agreement shall be amended to read in its entirety as follows:

        "(a)    Subject to the terms and conditions of this Agreement, at the Closing, the Sellers will sell, and the Purchaser will purchase, all of the Purchased Assets for an aggregate purchase price of $36,000,000 (the "Purchase Price"), (i) $28,385,000 of which will be payable in cash at the Closing (the "Initial Purchase Price"), (ii) $5,400,000 (the "Deferred Purchase Price") of which will be payable in cash in three equal disbursements of $1,800,000 each, plus interest accrued thereon since the Closing Date at the Base Rate (as defined in Section 1.3(d) below), with the first disbursement to occur on the date that is 6 months following the Closing Date, the second disbursement to occur on the date that is 12 months following the Closing Date and the final disbursement to occur on the date that is 18 months following the Closing Date and (iii) $2,215,000 (the "Lectrolarm Holdback") that will be payable as provided in Section 1.3(g) below together with interest accrued thereon since the Closing Date at the Lectrolarm Rate; provided, however, that the first two disbursements of the Deferred Purchase Price shall be subject to reduction (without duplication) in amounts equal to (i) any Closing Deficit (as defined in Section 1.3(d) below), (ii) any Losses (as defined in Section 8.2 below) actually incurred by the Purchaser not related to third party claims for which the Purchaser is entitled to indemnification pursuant to Section 8.2, it being understood that any amounts not disbursed by the Purchaser for Losses incurred pursuant to this clause (ii), if related to a claim made pursuant to Section 8.2(b), must be in excess of any remaining Deductible (as defined in Section 8.4) and (iii) any amount related to claims made by third parties against the Purchaser or its Affiliates for which they are entitled to indemnification pursuant to Section 8.2. The third and final disbursement of the Deferred Purchase Price shall be subject to reduction in amounts described in clauses (i) through (iii) above, as well as for amounts equal to any good faith claims made by the Purchaser against the Sellers for indemnification pursuant to Article VIII that remain unresolved at the time of such disbursement ("Unresolved Claims"). Notwithstanding the foregoing, the parties hereto agree that once the aggregate amount of the Purchaser's Losses incurred pursuant to Section 8.2(b) has reached the Deductible, the Deferred Purchase Price shall be subject to reduction in all amounts described in clauses (ii) and (iii) above. No interest shall accrue or be paid to Sellers with respect to any portion of the Deferred Purchase Price not disbursed to Sellers pursuant to clauses (i), (ii) or (iii) above. In the event of a dispute between the Sellers and the Purchaser in connection with any scheduled disbursement of the Deferred Purchase Price, the parties shall resolve such dispute pursuant to Section 9.13 hereof. Any amounts for Unresolved Claims that are resolved in favor of Sellers following the final disbursement of the Deferred Purchase Price shall be promptly paid to Sellers plus interest accrued thereon since the

Closing Date computed using the Base Rate upon resolution of such Unresolved Claims. The Purchase Price shall be subject to adjustment as hereinafter provided in Section 1.3. All amounts owed under the License Agreement shall be deducted from the Lectrolarm Holdback and not from the Deferred Purchase Price; provided, however, that any Losses or Unresolved Claims that arise from or relate to the $250,000 initial royalty payment due under the License Agreement shall be deductible from the Deferred Purchase Price."

        2.    Section 1.3(g) (Post-Closing Purchase Price Adjustment).

        A new Section 1.3(g) shall be added to the Asset Purchase Agreement to read in its entirety as follows:

        "(g)    The Lectrolarm Holdback shall be disbursed by the Purchaser to Lectrolarm pursuant to the terms of the Lectrolarm License with respect to sales by the Purchaser of those Products that were formerly sold by the Sellers and any new models of such Products which are covered by the royalty obligations of the Lectrolarm License. Any unused balance of the Lectrolarm Holdback plus interest thereon at the Lectrolarm Rate from the Closing Date shall be paid by the Purchaser to the Sellers promptly (and in any event within five (5) days) upon termination or expiration of the Lectrolarm License pursuant to its terms or after a decision by a court of competent jurisdiction that is either not timely appealed or from which no appeal can be taken holding that either (i) the Lectrolarm Patent is invalid or (ii) none of the Products that require royalty payments under the Lectrolarm License infringe the Lectrolarm Patent. Amounts in the Lectrolarm Holdback shall accrue interest at the Lectrolarm Rate from the Closing Date until disbursed pursuant to the Lectrolarm License. After disbursement of the Lectrolarm Holdback, as described above in this Section 1.3(g), 50% of any interest, if any, accrued on the Lectrolarm Holdback at the Lectrolarm Rate that has not been disbursed to Lectrolarm or the Sellers shall be paid by the Purchaser to the Sellers and the other 50% of such interest shall be retained by the Purchaser. The Purchaser shall promptly provide the Sellers with copies of royalty reports made to Lectrolarm under the License Agreement. Upon written request by the Sellers, the Purchaser will make available to the Sellers during normal business hours all records related to the sales of the Products requiring a royalty payment under the Lectrolarm License and all royalty payments to Lectrolarm from the Lectrolarm Holdback as the Sellers may reasonably request. The Purchaser understands and agrees that Lectrolarm License only applies to the Products and any new models of Products of the Business. Except for the Sellers' failure to pay amounts owed by them under the Lectrolarm License, including but not limited to the $250,000 initial royalty payment due thereunder, and except for any fraud, willful misconduct or bad faith of the Sellers, the Purchaser shall not make any claims against the Sellers with respect to the Lectrolarm Patent or the Lectrolarm License that relate to the Products that were formerly sold by the Sellers and any new models of such Products that require royalty payments under the Lectrolarm License. In the event of a dispute between the Sellers and the Purchaser in connection with the Lectrolarm Holdback, the Sellers and the Purchaser shall resolve such dispute pursuant to Section 9.13 hereof."

        3.    Section 7.3 (Conditions to Obligations of the Purchaser).

        a.    Section 7.3(t) of the Asset Purchase Agreement shall be amended to read in its entirety as follows:

        "(t)    Intentionally omitted."

        b.    Section 7.3(w) of the Asset Purchase Agreement shall be amended to read in its entirety as follows:

        "(w)    Non-infringement Opinion.    The executed legal non-infringement opinion of George R. Schultz addressed and delivered to the Purchaser with respect to Patent No. 5627616 shall not have been withdrawn or changed or modified in a manner adverse to the Purchaser as determined by the Purchaser."

        c.    A new Section 7.3(z) shall be added to the Asset Purchase Agreement to read in its entirety as follows:

        "(z)    Lectrolarm License.    The Business has acquired a license to the Lectrolarm Patent (the "Lectrolarm License") (a copy of which is attached hereto as Exhibit 7.3(z)) and such license is in full force and effect. The Lectrolarm License is fully transferable to the Purchaser and its assigns without restriction and without cost or other charge to the Purchaser or assignee whatsoever and shall be assigned to the Purchaser (or its assigns) on the Closing Date in a form satisfactory to the Purchaser. The Sellers shall have complied with the Lectrolarm License and the Lectrolarm License shall be in full force and effect and all required payments shall have been made thereunder through the Closing, including but not limited to the $250,000 initial royalty payment due thereunder."

        4.    Section 9.15 (Maxpro/VST Legal Fees).

        A new Section 9.15 shall be added to the Asset Purchase Agreement to read in its entirety as follows:

        "Maxpro/VST Legal Fees.    The Sellers shall bear and pay all of the legal fees and expenses of counsel (including but not limited to Colby Williams at the law firm of Campbell and Williams and Gardere Wynne Sewell LLP) incurred, whether billed or unbilled, in connection with the Maxpro Litigation through the date of the Closing. At the Closing, the Sellers shall deliver a cashiers check payable to Campbell and Williams for services rendered and expenses incurred to such date. The Purchaser shall bear and pay all of the legal fees and expenses of counsel incurred after the Closing Date in connection with the Maxpro Litigation. Prior to the Closing Date, the Sellers shall not enter into any settlement agreement, judgment or other resolution with respect to the Maxpro Litigation without the prior written consent of the Purchaser. Any such settlement, judgment or resolution of the Maxpro Litigation shall be freely assignable to the Purchaser and shall be assigned to the Purchaser on the Closing Date."

        5.    To the Purchaser's knowledge, the Sellers are in compliance with the LeeMAH Operating Targets as of the date of this Agreement other than clause (ii) of the LeeMAH Operating Targets as such clause was defined prior to the effectiveness of this Amendment. The Sellers acknowledge and agree that they are and will continue to use their best efforts to remain in compliance with the LeeMAH Operating Targets through the Closing Date (as such clause is defined herein).

        6.    Section 10.1 (Definitions).

        a.    Section 10.1 of the Asset Purchase Agreement shall be amended by inserting the following terms with the following definitions thereof:

        i.    "Lectrolarm: Lectrolarm Custom Systems, Inc."

        ii.    "Lectrolarm Holdback: as defined in Section 1.1(a)."

        iii.    "Lectrolarm License: as defined in Section 7.3(z)."

        iv.    "Lectrolarm Patent: Patent No. 4,974,088."

        v.    "Lectrolarm Rate: the offered rate of the 30-day H.15 non-financial commercial paper at the close of trading on the last business day of each calendar month during which any portion of the Lectrolarm Holdback is retained by the Purchaser as such rate is reported by Bloomberg on page H15N030Y."

        vi.    "Maxpro Litigation: Ultrak, Inc. v. Visual Security Technology Pty Limited and Christopher Davies (case number CV-S02-1217 LRH (LRL), filed on September 16, 2002 in United States District Court for the District of Nevada) and any investigations, discovery, appeals, judgments, decisions, settlements, counterclaims, countersuits, or alternative dispute resolutions arising therefrom or related thereto."

        b.    Section 10.1 of the Asset Purchase Agreement shall be amended by amending the following terms:

        Clause (ii) of the definition of "LeeMAH Operating Targets" shall be amended to read in its entirety as follows:

        "between December 5, 2002 and the Closing, Sellers shall sustain a production rate of Manufactured Products at a rate in excess of the order input rate during such time period;"

        7.    Representation of the Sellers.    The Sellers hereby represent and warrant to the Purchaser that the Ultrak Board, at a meeting duly called and held, duly and unanimously (by all members present) adopted resolutions approving this Amendment and the transactions contemplated hereby and such resolutions are the only resolutions necessary in order for the transactions contemplated by this Agreement to comply with Ultrak's charter and bylaws. This Amendment has been duly executed and delivered by the Sellers, and constitutes the legal, valid and binding obligation of each of the Sellers, enforceable against each of them in accordance with its terms, except to the extent of the Enforceability Exceptions.

        8.    Covenant of the Sellers.    The Sellers hereby covenant and agree that promptly after the execution of this Amendment, Ultrak shall mail supplemental proxy material to its stockholders reflecting this Amendment and resolicit stockholder approval of the transactions contemplated by the Asset Purchase Agreement and file such supplemental proxy material with the SEC.

        9.    Asset Purchase Agreement Remains in Effect.    Except as expressly amended herein, the Asset Purchase Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Asset Purchase Agreement.

        10.    Counterparts.    This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        11.    Governing Law.    This Amendment will be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

SELLERS:
ULTRAK, INC.
	By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: Senior Vice President and CFO
ULTRAK OPERATING, L.P. By: Ultrak GP, Inc., its sole General Partner
	By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: CFO
ULTRAK GP, INC.
	By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: CFO

ULTRAK LP, INC.
By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: CFO
ULTRAK OHIO, INC.
By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: CFO
ULTRAK (ASIA PACIFIC) PTY. LTD.
By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: Director and CFO
ULTRAK DEUTSCHLAND GMBH
By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: CFO
ULTRAK (SA) (PROPRIETARY) LIMITED
By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: Director and CFO
ULTRAK ITALIA, SpA
By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: CFO
ULTRAK (ASIA) PTE. LTD.
By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: CFO
ULTRAK POLSKA, Sp.z. O.O
By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: Director and CFO
ULTRAK HOLDINGS LIMITED
By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: CFO

ULTRAK (UK) LIMITED
	By:	/s/ CHRIS T. SHARNG Name: Chris T. Sharng Title: Director and CFO
PURCHASER:
HONEYWELL INTERNATIONAL INC.
	By:	/s/ ROGER FRADIN Name: Roger Fradin Title: President, ACP

Exhibit 7.3(z)

[Lectrolarm License Agreement]

Annex C

December 5, 2002

Victoria and Eagle Strategic Fund
c/o Victoria and Eagle Asset Management S.A.
via Nassa 33
Lugano, Switzerland

Niklaus F. Zenger
Kanalstrasse 31
Glattbrugg, Switzerland

George K. Broady
c/o Ultrak, Inc.
1301 Waters Ridge Drive
Lewisville, Texas 75057

Myriam Hernandez
Rossliweg 12
Oberbipp
Switzerland

Ladies and Gentlemen:

        Reference is made to the Voting Agreements, dated as of August 8, 2002 (the "Voting Agreement"), by and among Honeywell International Inc., a Delaware corporation ("Honeywell") and the individuals and entities listed on each Schedule A thereto (collectively, the "Stockholders"). All capitalized terms used herein but not defined herein shall have the meaning given them in the Voting Agreement. As you know, Honeywell and the Sellers amended the Purchase Agreement by a letter agreement dated November 26, 2002 amending Section 9.4(a)(iv) of the Asset Purchase Agreement to provide that Honeywell or the Sellers may terminate the Asset Purchase Agreement if the Closing has not taken place on or before December 31, 2002.

        Section 7.3(w) of the Asset Purchase Agreement requires, among other things, that the Sellers deliver to Honeywell an executed legal non-infringement opinion in form and substance satisfactory to Honeywell in Honeywell's reasonable discretion with respect to U.S. Patent 4,974,088 (the "Lectrolarm Patent") held by Lectrolarm Custom Systems, Inc. ("Lectrolarm"). The Sellers have not been able to deliver an opinion satisfactory to Honeywell with respect to the Lectrolarm Patent. As a result, (i) the Sellers have entered into a license agreement with Lectrolarm with respect to the Lectrolarm Patent (the "Lectrolarm License") on terms acceptable to Honeywell and (ii) the Sellers and Honeywell have entered into an Amendment to the Purchase Agreement dated December 5, 2002 (such Amendment is attached hereto as Exhibit A) to, among other things, remove the closing condition relating to the delivery of a non-infringement opinion relating to the Lectrolarm Patent and in lieu thereof establishing an additional holdback of $2,215,000, as provided in the attached Amendment. By executing this letter agreement below, each Stockholder acknowledges and agrees that such Stockholder's Shares are and continue to be subject to the Voting Agreement and that all references to the Asset Purchase Agreement in the Voting Agreement shall mean the Asset Purchase Agreement as amended to date, including the attached Amendment.

        Except as expressly amended herein, the Voting Agreement shall continue to be, and shall remain, in full force and effect. This letter agreement may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement.

        Please indicate your agreement to the matters stated herein by signing and returning this letter.

Very truly yours,
HONEYWELL INTERNATIONAL INC.
	By:	/s/ ROGER FRADIN Name: Roger Fradin Title: President, ACP
Consented to and acknowledged:
VICTORIA AND EAGLE STRATEGIC FUND
	By:	/s/ FABIO CONTI Name: Fabio Conti Title: Director
/s/ NIKLAUS F. ZENGER NIKLAUS F. ZENGER
/s/ GEORGE K. BROADY GEORGE K. BROADY
/s/ MYRIAM HERNANDEZ MYRIAM HERNANDEZ

ULTRAK, INC.
REVISED PROXY CARD

        The undersigned hereby (i) acknowledges receipt of the Notice of Special Meeting of Stockholders of Ultrak, Inc. (the "Company") to be held at 1301 Waters Ridge Drive, Lewisville, Texas 75057, on December 20, 2002, at 10:00 a.m., central standard time, and the Proxy Statement and Supplement to the Proxy Statement in connection therewith; and (ii) appoints Chris T. Sharng and Karen S. Austin, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Preferred Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that his or her proxy be voted as follows:

  (a)
  To approve the Asset Purchase Agreement, dated as of August 8, 2002, as amended, by and among the Company, certain subsidiaries of the Company, and Honeywell International Inc., and the transactions contemplated thereby.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

  (b)
  To approve a Certificate of Amendment to the Company's Certificate of Incorporation changing the Company's name from "Ultrak, Inc." to "American Building Control, Inc."

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

  (c)
  To transact any other business as may properly come before the Special Meeting or any postponements or adjournments thereof, including any motion to adjourn or postpone the Special Meeting to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

THIS REVISED PROXY CARD (THIS "PROXY") WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such Common Stock and Preferred Stock and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Signature:	Printed Name:
Dated:

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer.

PLEASE COMPLETE, DATE, SIGN AND EITHER (1) MAIL THIS PROXY IN THE ENCLOSED ENVELOPE IN WHICH CASE NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR (2) FAX THIS PROXY TO 1-972-353-6750. USING A TOUCH-TONE TELEPHONE YOU MAY ALSO GRANT A PROXY TO VOTE YOUR SHARES BY CALLING 1-800-435-6710 AND FOLLOWING THE RECORDED INSTRUCTIONS. IF YOU VOTE BY FAX OR BY PHONE, THEN YOU DO NOT NEED TO MAIL US THIS PROXY. BY MAILING OR FAXING THIS PROXY OR VOTING BY TELEPHONE YOU ARE NOT PREVENTED FROM ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

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SUPPLEMENT DATED DECEMBER 6, 2002 TO ULTRAK, INC. PROXY STATEMENT
Supplemental Information
  Voting Procedures
Annex A AMENDED LICENSE AGREEMENT
RECITALS
ARTICLE 1—DEFINITIONS
ARTICLE 2—LECTROLARM LICENSE GRANT
ARTICLE 3—ROYALTY PAYMENTS
ARTICLE 4—MOST FAVORED LICENSEE
ARTICLE 5—ULTRAK RECORD KEEPING AND REPORTS
ARTICLE 6—MUTUAL RELEASE AND COVENANT NOT TO SUE
ARTICLE 7—TERMINATION
ARTICLE 8—WARRANTIES AND REPRESENTATIONS
ARTICLE 9—INDEMNIFICATION
ARTICLE 10—CONSEQUENTIAL DAMAGES
ARTICLE 11—MISCELLANEOUS
EXHIBIT A
Annex B
AMENDMENT to ASSET PURCHASE AGREEMENT
RECITAL
Exhibit 7.3(z) [Lectrolarm License Agreement]
Annex C